     As filed with the Securities and Exchange Commission on July 28, 2000
                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           _________________________

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                           _________________________

                               DAVOX CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                     02-0364368
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                            6 Technology Park Drive
                        Westford, Massachusetts  01886
              (Address of Principal Executive Offices) (Zip Code)

                             ____________________

              Davox Corporation 1991 Employee Stock Purchase Plan
                       Davox Corporation 1996 Stock Plan
                   Davox Corporation 2000 Stock Option Plan
                           (Full Title of the Plan)

                             ____________________

                             Alphonse M. Lucchese
                Chairman, President and Chief Executive Officer
                               Davox Corporation
                            6 Technology Park Drive
                        Westford, Massachusetts  01886
                    (Name and Address of Agent For Service)

                                (978) 952-0200
         (Telephone Number, Including Area Code, of Agent For Service)

                        ______________________________

                                   Copy to:

                           Timothy C. Maguire, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

--------------------------------------------------------------------------------
                        Calculation Of Registration Fee

                                                                            Proposed            Proposed
                                                                            Maximum             Maximum
   Title of Securities to be                           Amount to be      Offering Price         Aggregate            Amount of
                       -----
         Registered                                     Registered         Per Share          Offering Price     Registration Fee
         ----------                                     ----------         ---------          --------------     ----------------
Davox Corporation 1991 Employee Stock Purchase Plan

Options Reserved for Grant
--------------------------
Common Stock, $.10 par value/(1)/                          300,000         $10.94             $ 3,282,000          $  867

Davox Corporation 1996 Stock Plan, as amended

Options Reserved for Grant
--------------------------
Common Stock, $.10 par value/(1)/                          650,000         $10.94             $ 7,111,000          $1,878

Davox Corporation 2000 Stock Option Plan

Options Reserved for Grant
--------------------------
Common Stock, $.10 par value/(1)/                        1,500,000         $10.94             $16,410,000          $4,333

   (1) Such shares are not subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $10.94 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on July 24, 2000, is set forth solely for purposes of calculating the filing fee.

================================================================================

     This Registration Statement serves to register (i) additional securities reserved for issuance under the Davox Corporation 1991 Employee Stock Purchase Plan and the Davox Corporation 1996 Stock Plan and (ii) securities reserved for issuance under the recently adopted Davox Corporation 2000 Stock Option Plan.


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information.


     The documents containing the information specified in this Item 1 will be sent or given to employees, directors and others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.


     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed pursuant to the Exchange Act which contains audited financial statements for the fiscal year ended December 31, 1999.

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed pursuant to the Exchange Act.

     (c) Description of Capital Stock contained in the Registrant's Restated Certificate of Incorporation, as amended, filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interest of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.


     The Delaware General Corporation Law and the Registrant's charter and by-laws provide for indemnification of the Registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Registrant's charter and by-laws filed as Exhibits 3.01 and 3.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended.

     The Registrant maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7. Exemption From Registration Claimed.

        Not applicable.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

4.1 Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, and incorporated herein by reference)

4.2 By-laws of the Registrant, as amended (filed as Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, and incorporated herein by reference)

4.3            Davox Corporation 1991 Employee Stock Purchase Plan

4.4            Davox Corporation 1996 Stock Plan, as amended

4.5            Davox Corporation 2000 Stock Option Plan

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Ernst & Young LLP

23.3           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

Item 9. Undertakings.

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by
               Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, State of Massachusetts, on the 28/th/ day of July, 2000.

                             DAVOX CORPORATION


                             By:  /s/ Alphonse M. Lucchese
                                 ---------------------------------
                                 Alphonse M. Lucchese
                                 Chairman, President and Chief Executive Officer


                       POWER OF ATTORNEY AND SIGNATURES

     EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Alphonse M. Lucchese and Timothy C. Maguire and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Davox Corporation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                    Title(s)                        Date
     ---------                    --------                        ----

 /s/ Alphonse M. Lucchese         Chairman, President and         July 28, 2000
-------------------------------
Alphonse M. Lucchese              Chief Executive Officer

 /s/ Michael J. Provenzano III    Vice President of Finance       July 28, 2000
-------------------------------
Michael J. Provenzano III         and Chief Financial Officer

 /s/ Michael D. Kaufman
-------------------------------   Director                        July 28, 2000
Michael D. Kaufman

 /s/ R. Scott Asen
-------------------------------   Director                        July 28, 2000
R. Scott Asen

 /s/ Peter Gyenes
-------------------------------   Director                        July 28, 2000
Peter Gyenes

                                 EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------

4.1 Restated Certificate of Incorporation of the Registrant, as amended (filed as Exhibit 3.01 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, and incorporated herein by reference)

4.2 By-laws of the Registrant, as amended (filed as Exhibit 3.02 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, and incorporated herein by reference)

4.3            Davox Corporation 1991 Employee Stock Purchase Plan

4.4            Davox Corporation 1996 Stock Plan, as amended

4.5            Davox Corporation 2000 Stock Option Plan

5.1            Opinion of Testa, Hurwitz & Thibeault, LLP

23.1           Consent of Arthur Andersen LLP

23.2           Consent of Ernst & Young LLP

23.3           Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

24.1 Power of Attorney (included as part of the signature page of this Registration Statement)